United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026
Cullen/Frost Bankers, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Houston Street,	San Antonio,	Texas	78205
(Address of principal executive offices)			(Zip code)

(210)	220-4011
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.01 Par Value	CFR	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 4.450% Non-Cumulative Perpetual Preferred Stock, Series B	CFR.PrB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 27, 2026, Dr. Chris Avery notified Cullen/Frost Bankers, Inc. ("Cullen/Frost") of his decision to retire and not stand for re-election to the Board of Directors (the "Board") of Cullen/Frost when his term expires at Cullen/Frost's 2026 Annual Meeting of Shareholders currently scheduled to be held on April 29, 2026.
On January 28, 2026, the Board of Cullen/Frost elected Marsha M. Shields and Jeffrey M. Rummel to serve as directors of Cullen/Frost effective immediately. Also on January 28, 2026, the size of the Board was expanded from thirteen to fifteen members.

Marsha M. Shields is the CEO and Managing Partner of McCombs Enterprises and oversees the Red McCombs family’s core businesses including Red McCombs Automotive Group, McCombs Energy Ltd. and McCombs Family Partners Ltd. She is also the President and Director of the McCombs Foundation Inc.; a Trustee of the Texas Biomedical Research Institute; and a member of the Board of Visitors of the University of Texas MD Anderson Cancer Center. Mrs. Shields holds a Bachelor’s Degree from Duke University and also completed an executive education program in accounting, finance, and business management from the University of Texas at Austin.

Jeffrey M. Rummel served as the San Antonio Office Managing Partner of Ernst & Young (“EY”) from 2020 to June 2025. He served as the lead audit partner on a number of publicly traded companies in the financial services sector as well as various leadership roles at EY for over 37 years. Mr. Rummel's leadership roles included Market Segment Leader of the Southwest Region of Financial Services Office from 2015 to 2018; the BCM Southwest Regional Practice Leader from 2013 to 2015 and the Regional Bank Audit Practice Leader of the Southwest Region from 2009 to 2013. Mr. Rummel has significant experience auditing and assessing risk at large complex financial institutions.
The Board has determined that Mrs. Shields and Mr. Rummel are each independent under the listed company standards of the New York Stock Exchange and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Mrs. Shields and Mr. Rummel will each serve on the Audit and Risk Committees of the Board and their compensation will be consistent with that of other non-employee directors.
There are no arrangements or understandings between Mrs. Shields or Mr. Rummel and any other person pursuant to which they were each selected as a director. Mrs. Shields has an ownership percentage in certain entities which had banking transactions with Cullen/Frost and our subsidiaries in the ordinary course of business during 2025, and additional transactions are expected to take place in the ordinary course of business in 2026.
Attached as Exhibit 99.1 and incorporated into this item by reference is a press release issued by Cullen/Frost on January 30, 2026. The information furnished by Cullen/Frost pursuant to this item, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

99.1    Press Release.
104    Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    CULLEN/FROST BANKERS, INC.

    By:    /s/ Daniel J. Geddes
        Daniel J. Geddes
        Group Executive Vice President
        and Chief Financial Officer

    Dated:    January 30, 2026

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.